                               EXHIBIT (10)(c)(1)

                                 INDEX TO LEASE
                                      FROM
                                ETHEL V. SLAWSBY
                                       to
                            THE HIBERNIA SAVINGS BANK

ARTICLE NUMBER                          CAPTION                            Page

ARTICLE I           Basic Lease Provisions - Exhibits .....................   1
ARTICLE II          Demise - Premises - Term ...............................  5
ARTICLE III         Yearly Rent ...........................................   6
ARTICLE IV          Taxes .................................................   6
ARTICLE V           Maintenance of Common Areas and Tenant's Contributions .  7
ARTICLE VI          Utilities; Parking ....................................   8
ARTICLE VII         Condition of Premises .................................   9
ARTICLE VIII        Use of Premises .......................................  10
ARTICLE IX          Subletting and Assignment .............................  11
ARTICLE X           Maintenance of Building   .............................  13
ARTICLE XI          Indemnity and Public Liability Insurance ..............  15
ARTICLE XII         Landlord's Access to Premises .........................  16
ARTICLE XIII        Insurance .............................................  17
ARTICLE XIV         Damage Clause .........................................  18
ARTICLE XV          Eminent Domain ........................................  19
ARTICLE XVI         Other Stores ..........................................  21
ARTICLE XVII        Landlord's Remedies ...................................  21
ARTICLE XVIII       Miscellaneous Provisions ..............................  22
   Section 1            Waiver ............................................  22
   Section 2            Covenant of Quiet Enjoyment, Etc. .................  23
   Section 3            Status Report. ...................................   23
   Section 4            Notice to Mortgagee  ..............................  24
   Section 5            Assignment of Rents  ..............................  24
   Section 6            Mechanic's Liens. .................................  24
   Section 7            No Brokerage. .....................................  25
   Section 8            Invalidity of Particular Provisions. ..............  25
   Section 9            Provisions Binding       ..........................  25
   Section 10           Governing Law. ...................................   25
   Section 11           Recording. .......................................   25
   Section 12           Notices. .........................................   26
   Section 13           When Lease Becomes Binding. ......................   26
   Section 14           Paragraph Headings. ..............................   26
   Section 15           Lease Superior or Subordinate to Mortgagee .......   26

                                      LEASE

      This Lease is made this tenth day of November, 1986 by and between ETHEL V. SLAWSBY of Duxbury, Massachusetts, having a mailing address at c/o Ben's Liquors, 551 Washington Street, Weymouth, Massachusetts 02188 ("Landlord") and The Hibernia Savings Bank, a Massachusetts banking corporation, having a mailing address at 263 Washington Street, Boston, Massachusetts ("Tenant").

      This instrument is an Indenture of Lease in which the Landlord and the Tenant are the parties hereinabove named and which relates to retail street-level store-front property in the Building, as shown on Exhibit A, commonly known as Capitol Market Center, located at 731 Hancock Street, Quincy, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                        Basic Lease Provisions - Exhibits

      Section 1.1. Introduction.

      The following sets forth basic data and identifying Exhibits, elsewhere hereinafter referred to in this Lease, and where appropriate, constitute definitions of the terms hereinafter listed.

      Section 1.2.      Basic Data.

      Date:             November 10, 1986

      Landlord:         Ethel V. Slawsby
                        551 Washington Street
                        Weymouth, Massachusetts  02188

                        For Notices to Landlord, add:

                        M. Bordwin, Esquire
                        Rubin & Rudman
                        Three Center Plaza
                        Boston, MA  02108

      Tenant:           The Hibernia Savings Bank,
                        a Massachusetts banking corporation
                        263 Washington Street
                        Boston, Massachusetts

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                        For Notices to Tenant, add:

                        Thomas J. Carens, Esq.
                        Roche, Carens & DeGiacomo
                        One Post Office Square
                        Boston, MA 02109

      Lease Term:       Commencing on the Commencement Date and expiring on
                        the fifteenth (15th) anniversary of the last day of the calendar month in which the Rent Commencement
                        Date shall have occurred ("Term Expiration Date").

      Commencement Date:       The execution date hereof.

      Rent Commencement Date:        The earlier of (x) May 1, 1987 or (y)
                                     the date Tenant opens the premises for
                                     business with the public.

      Premises Area:           Street-level - 5,006 sq. ft. (plus auxiliary
                               mechanical equipment basement area of 2,396 sq. ft.) Basement-level - 2,629 sq. ft.
                               finished

      Yearly Rent in respect
      of Street-Level Premises:

            Lease Year*
            -----------
                  1:                 $30,036.00 (i.e., a monthly payment of
                                                    $2,503.00)

                  2:                 $35,042.00 (i.e., a monthly payment of
                                                    $2,920.17)

                  3-8:               $40,048.00 (i.e., a monthly payment of
                                                    $3,337.33)

                  9:                 $45,054.00 (i.e., a monthly payment of
                                                    $3,754.50)

                  10:                $50,060.00 (i.e., a monthly payment of
                                                    $4,171.67)

            11 through the
            Term Expiration
            Date: Fair Market Rental Value, as defined in the Rider as Exhibit B, of the

----------
* For the purposes hereof, "Lease Year" shall be defined as any twelve-(12)-month period commencing as of the Rent Commencement Date or as of any anniversary of the Rent Commencement Date.

                                     premises, but in no event, however, shall the Yearly Rent payable in respect of the street-level portion of the premises be less than the Yearly Rent for and in respect of the Tenth (10th) Lease Year, nor shall it exceed Twenty ($20.00) Dollars per square foot of floor area.

           Yearly Rent in respect
           of Basement-Level Premises:

                  Lease Year*
                  -----------
                  1 through the
                  Term Expiration
                  Date                   $6,000.00  (i.e., a monthly payment
                                                     of $500.00)

           Tenant's Tax and CAM Portion: 37.09%


           Initial Monthly Payment on Account
           of Tenant's Pro Rata Share of Shopping
           Center Common Area Charges (Computed
           at the rate of $.50 per sq. ft.
           of premises area per annum):              $210.00 per calendar month


           Use: Retail bank branch facility and such other uses as are permitted by the state banking regulatory authorities to be carried on by a bank in the nature of the herein Tenant and for no other purpose.

      Landlord shall not lease the adjoining premises (presently a CVS retail store) to any occupant providing financial services that are offered in whole or in part by the tenant.

      Section 1.3. Option Periods.

      Tenant's Option to Extend the Term of Lease

      A. On the condition, which condition Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, Tenant shall have the option to extend the term of this Lease for three (3) additional and consecutive five-(5)-year terms, the first such additional term commencing as of the day after the expiration of the initial term of the Lease, the second

----------
* For the purposes hereof, "Lease Year" shall be defined as any twelve-(12)-month period commencing as of the Rent Commencement Date or as of any anniversary of the Rent Commencement Date.

such additional term commencing as of the day after the expiration of the first such additional term, and the third such additional term commencing as of the day after the expiration of the second such additional term. Tenant may exercise such options to extend by giving Landlord written notice on or before the date nine (9) months prior to the expiration date of the then current term of the Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that the Yearly Rent shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Section 1.3.

      B. Yearly Rent

      The Yearly Rent during each such additional term shall be the Fair Market Rental Value, as defined in Exhibit B (which together with the other exhibits and schedules hereto, are attached hereto and incorporated by reference as a part hereof as though stated verbatim herein), as of the commencement of such additional terms, of the premises then demised to Tenant; provided, however, that in no event shall the Yearly Rent payable during each such additional term be less than the Yearly Rent payable for the twelve-month period immediately preceding the commencement of each such additional term. The Fair Market Rental Value for each such additional term shall be designated by Landlord as of the first day of each such additional term.

      If the Fair Market Rental Value of the demised premises shall be unacceptable to Tenant, then Tenant may elect, by notice given to Landlord within thirty (30) days after Tenant is notified of such Fair Market Rental Value by Landlord, to terminate this Lease, such termination to be and become effective on the 270th day next following the giving of such notice of election of termination. And upon the giving of such timely notice of termination, this Lease and the term hereof shall terminate on such effective date, as aforesaid, with the same force and effect as if such effective date were stated herein as the date set for the expiration of the term hereof.

      C. Tenant shall have no further option to extend the term of the Lease other than the three (3) additional five (5) year terms herein provided.

      Section 1.4. Tenant's Termination Right.

      Notwithstanding anything to the contrary herein contained, Tenant, at its sole cost and expense, shall procure all governmental regulatory approvals necessary to locate its premises in the Building. Tenant shall apply for such approvals promptly after the Commencement Date, and Tenant shall use its best efforts to obtain such approvals. If Tenant, despite such efforts, shall be denied such approvals or shall fail to obtain such approvals on or before February 15, 1987, ("Banking Approval Date") then Tenant

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shall have the right to terminate this Lease exercisable by a written thirty-(30)-day termination notice given on or after the Banking Approval Date. If Tenant shall have obtained such approvals on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant shall have no termination right under this Section 1.4 and Tenant's termination notice shall be deemed void and of no further force or effect. If Tenant shall have failed to obtain such approvals on or before March 15, 1987, then Landlord may elect to terminate this Lease by giving Tenant written notice at any time after such date, stating an effective termination date; and if such approval shall not have been obtained by such effective date, then this Lease shall terminate in accordance with such notice and shall thereupon cease to be of any further force and effect.

                                   ARTICLE II

                             Demise -Premises - Term

      Section 2.1. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, upon and subject to the terms and provisions of this Lease, the portion of the building (which portion is sometimes hereinafter referred to as the "demised premises") shown as outlined or hatched on Exhibit "A" hereto annexed and made a part hereof and containing approximately the floor area as shown in Article I - Basic Lease Provisions.

      Section 2.2. Excepting and reserving to the Landlord the roof, structural members and exterior walls of the building of which the demised premises are a part; and further reserving to the Landlord the right to place in the demised premises (in such manner as to reduce to a minimum the interference with Tenant's use of the demised premises) utility lines, pipes, ducts, vents and the like, to serve the demised premises and/or premises other than the demised premises, and to replace, maintain and repair such utility lines, pipes, ducts, vents and the like, in, over and upon the demised premises as may have been installed in the building from time to time provided however that any such lines, pipes or the like shall be concealed above Tenant's ceiling or in boxed bus ducts when installed.

      Section 2.3. To have and to hold the demised premises unto the Tenant for the term as stated in Article I, Basic Lease Provisions.

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                                  ARTICLE III

                                   Yearly Rent

      Section 3.1. Tenant covenants and agrees to pay to Landlord during the initial term hereof Yearly Rent for said premises at the rates stated in Article I - Basic Lease Provisions.

      Section 3.2. Such Yearly Rent shall be payable in equal monthly installments on the first day of each and every month in advance and proportionately for any partial month.

                                   ARTICLE IV

                                      Taxes

      Section 4.1. Landlord shall pay, or cause to be paid, before the same become delinquent, all general and special taxes, including assessments for local improvements and other governmental charges which may be lawfully charged, assessed or imposed upon the entire development of which the demised premises are a part including the entire building and land area, provided however, that if authorities having jurisdiction assess such real estate taxes, assessments, or other charges which Landlord deems excessive, Landlord may defer compliance therewith to the extent permitted by the laws of Massachusetts, so long as the validity or amount thereof is contested by Landlord in good faith, and so long as Tenant's occupancy of the demised premises is not disturbed.

      Section 4.2. Tenant shall pay all such taxes which may be lawfully charged, assessed, or imposed upon all Tenant's fixtures and equipment of every type, and also upon all personal property in said demised premises, and Tenant shall pay all license fees which may be lawfully imposed upon the business of Tenant conducted upon the demised premises.

      Section 4.3. (a) With respect to the taxes payable by the Landlord pursuant to Section 4.1 hereof, it is agreed that Tenant shall pay to Landlord that portion thereof determined by multiplying said taxes by a fraction, the numerator of which is the total leasable square footage of the street-level floor area of the demised premises, and the denominator of which is the total square footage of the street-level floor area of the entire said Building ("Tenant's Tax and CAM Portion"), as stated in Article I - Basic Lease Provisions. There shall be excluded from the denominator of such fraction the floor area of non-selling mezzanines and basement (if any), malls, passageways, public stairs, service corridors, elevators, and the like.

      (b) Tenant's fractional share of such taxes shall be equitably adjusted for and with respect to the first and last partial tax years (if any) of the term of this Lease. Where applicable tax bills and computations are not available prior to

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the end of the term hereof, then a tentative computation shall be made on the basis of the previous year's taxes payable by Tenant, with a final adjustment to be made between Landlord and Tenant promptly after all bills and computations are available for such period.

      (c) Tenant's pro rata share of said taxes shall be due and payable within ten (10) days after receipt by Tenant of Landlord's invoice plus a copy of the tax bills involved. However, if the holder of the first mortgage which shall encumber the demised premises shall require monthly tax deposits, Tenant agrees to make monthly deposits with Landlord of its pro rata share of such taxes, with a final adjustment to be made as soon as the amount of said pro rata share has been determined.

      (d) In every case, said taxes shall be adjusted to take into account any abatement or refund thereof allocable to Landlord, and paid during the term hereof less all of Landlord's costs of securing such abatement or refund.

      Section 4.4. The foregoing provisions of this ARTICLE IV are predicated upon the present system of taxation in the Commonwealth of Massachusetts. If taxes upon rentals or other taxes based upon Landlord's ownership of the building or shopping center of which the demised premises are a part other than income taxes levied upon Landlord or Landlord's partners shall be substituted, in whole or in part, for the present ad valorem real estate taxes, then
Tenant's pro rata share of taxes (as set forth in Section 4.3 immediately above) shall be based upon such taxes on rentals to the extent to which the same shall be a substitute for or in addition to present ad valorem real estate taxes but only to the extent such taxes would apply were the building or shopping center the only property of Landlord.

                                    ARTICLE V

              Maintenance of Common Areas and Tenant's Contribution

      Section 5.1. The shopping center parking lot shall be maintained (including lighting) by Landlord in a reasonably good and serviceable condition throughout the term of this Lease.

      Section 5.2. (a) All costs and expenses of every kind and nature paid or incurred by Landlord in operating, managing, equipping, policing (if and to the extent provided by Landlord), lighting, repairing, replacing, repairing and maintaining (including cleaning, snow removal, landscaping and gardening), building (but not Tenant) signs, utility conduits and pipes, elevators (including service contracts therefor) and all other interior and exterior common areas ("Common Area Maintenance" Charges or "CAM") shall be prorated, and Tenant shall share therein in the manner hereinafter provided. Such costs and expenses shall likewise include (but shall not be limited to) water and sewer charges; premiums for liability, property damage, fire, workman's compensation, and other insurance (including all insurance, hazard and otherwise, carried by Landlord on the entire building of which the demised premises are a part); wages, unemployment taxes, social security taxes, costs of waste removal; amounts paid to outside contractors for matters to be performed hereunder; personal property taxes and assessments; fees for required licenses and permits, supplies, repairing and restriping when required of the parking areas, the maintenance and repair of all curbing and directional markers, security, and adequate lighting during all hours of darkness that Tenant shall be open for business. With the sole exception of a ten (10%) percent administrative fee, Common Area Maintenance Charges will not include any additional management, administrative or audit fees.

      (b) Tenant shall pay all CAM charges in respect of the "Wentworth Lot" (see Sec. 6.3, below) and its pro rata share of CAM charges in respect of the Building and other parking areas, such share to be computed by multiplying the whole of said costs and expenses by the Tenant's Tax and CAM Portion as stated in Article I - Basic Lease Provisions.

      (c) Tenant's pro rata share shall be paid in monthly installments, (initially estimated as stated in Article I - Basic Lease Provisions) in the amount established by Landlord, based on the previous year's actual amounts, on the first day of each and every calendar month, in advance. Within ninety (90) days after the end of each calendar year during the term hereof, Landlord shall furnish to Tenant a statement in reasonable detail setting forth the computation of such total costs and expenses; thereupon there shall be a prompt adjustment between Landlord and Tenant, with payment to, or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's pro rata share of said costs and expenses and no more.

                                   ARTICLE VI

                               Utilities; Parking

      Section 6.1. Tenant shall pay for all of its requirements for utilities to the extent the same are separately metered, including, but not limited to, gas, steam, water, electricity, and the like. In the event that Landlord shall elect to supply any of such utilities, Tenant agrees to purchase the same from Landlord, provided the rate does not exceed the rate which Tenant would be required to pay to the utility company furnishing the same to the said development.

      Section 6.2. Tenant shall itself provide and install a system to supply heating, ventilating, and air-conditioning to the demised premises at Tenant's own sole cost and expense.

      Section 6.3. Tenant shall have the non-exclusive right, together with the adjoining Tenant of the Building of which the demised premises are a part and any others lawfully entitled thereto, to use the parking areas adjacent to and serving the Building. Tenant acknowledges that Landlord's rights to the parking area adjacent to the said Building derive from a short- term, at-will arrangement with the Church which owns the parking area. In addition, Tenant shall have the exclusive right to utilize Landlord's vacant parcel located across Wentworth Road (called "Wentworth Lot"), opposite the curb-cut entrance to the parking areas lying behind and adjacent to the said Building, provided, however, said Wentworth Road parking lot area shall be used only for the parking of motor vehicles by Tenant's employees and customers for their convenience while at the Tenant's banking offices, and for no other purpose whatsoever, except as in Section 6.4 described.

      Section 6.4. Landlord acknowledges that Tenant may wish to install, to whatever extent, if any, permitted by applicable law and regulations, a facility to house an automatic teller machine or drive-through window, so-called on the Wentworth Lot. Landlord agrees to cooperate with such effort, at no cost or expense, however (all of which shall be borne by Tenant), provided that Landlord shall have the right of prior approval of Tenant's plans and specifications for any such Wentworth Lot facillity. Landlord shall not unreasonably withhold or delay such approval.

                                   ARTICLE VII

                              Condition of Premises

      Section 7.1. Landlord shall provide and install a gas, roof-mounted HVAC unit on the roof of the Building and stub in the piping to the premises. Landlord shall assign to Tenant the vendor's/installer's warranty on such equipment, it being understood that from and after such installation, Tenant shall be responsible for the repair, maintenance, replacement, etc. thereof pursuant to Article X, below. In addition, Landlord shall remove the fixtures, equipment, etc., as set forth in Exhibit C - Premises Clean-Up Details, in order to prepare the premises for Tenant's construction. Tenant shall, at the earliest practicable date, deliver to Landlord a schematic plan setting forth the alterations, renovations, additions, etc. which Tenant desires to perform in the demised premises, including, without limitation, the removal of the projection structure located on Wentworth Street which serves as an entrance to the basement ("Tenant's Work") which plan shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed. Tenant shall then perform Tenant's Work in accordance with plans and specifications to be developed by Tenant based upon such schematic plan. Tenant shall deliver to Landlord a complete set of final working drawings and construction plans prior to the commencement of any of Tenant's Work. Tenant shall also provide to Landlord a copy of any "as-built" plans as soon as the same are available.

      Section 7.2. Tenant's Work shall meet the following requirements: (i) same shall be done in a good and first-class workmanlike manner; (ii) same shall not adversely affect the structural strength or common services or utilities of the demised premises or the Building of which they are a part; (iii) Tenant shall abide by all applicable laws, ordinances, and insurance requirements; and Tenant's Work shall be done in full conformity with plans and specifications which shall first have been approved by Landlord.

                                  ARTICLE VIII

                                 Use of Premises

      Section 8.1. It is understood, and the Tenant so agrees, that the demised premises during the term of this Lease shall be used and occupied by the Tenant solely for the use stated in Article I - Basic Lease Provisions, and no other use.

      Section 8.2. Tenant shall strictly comply with the restrictive provisions in the lease(s) of other premises in the Building as described in Exhibit D.

      Section 8.2. Tenant further agrees to conform to the following provisions during the entire term of this Lease:

      (a) Tenant shall always conduct its operations in the demised premises under its present trade name, unless Landlord shall otherwise consent in writing, which consent shall not be unreasonably withheld;

      (b) No auction, fire or bankruptcy sales may be conducted within the demised premises without the previous written consent of the Landlord;

      (c) Intentionally deleted;

      (d) Tenant shall keep any display windows of the demised premises clean and shall keep the same electrically lighted during such reasonable after-hours periods of time; ;

      (e) All trash, refuse, and the like, shall be kept within the demised premises at all times, and in no event stored outside of the same;

      (f) Tenant shall not place on the exterior of the demised premises (including, but without limitation, windows, doors and entrance lobbies) any signs other than those which shall first have been approved by Landlord, including replacements thereof. The signs desired by Tenant shall be indicated in Tenant's plans and specifications to be submitted to Landlord for approval;

      (g) Tenant shall not perform any act or carry on any practice which may injure the demised premises or any other part of the Building, or cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), or constitute a nuisance or menace to any other occupant or other persons in the Building or shopping center, and in no event shall any noises or odors be emitted from the demised premises;

      (h) Subject to applicable laws and regulation, the demised premises will be kept open for business at least during the usual business days and hours for a business of the type of Tenant's in the city or town where the Building is located. Tenant agrees that it is an affirmative covenant and obligation of Tenant under this Lease to maintain the demised premises open for business and that it is of material importance and a material inducement to Landlord in making this Lease that the demised premises will be so open for transacting business and further that Landlord and other tenants of the Building acting in reliance upon Tenant's covenants to maintain the demised premises open for business; and

      Section 8.3. Landlord shall use reasonable efforts to enforce similar provisions of the leases of other tenants, but Landlord shall have no liability to Tenant for failure to do so.

                                   ARTICLE IX

                            Subletting and Assignment

      Section 9.1. In the event that Tenant desires to sublet or assign all or substantially all of the street-level premises demised to Tenant:

      A. Provided that Tenant shall first have notified Landlord in writing of a proposed assignment of Tenant's interest in this Lease or of the term of a proposed sublease and offered to terminate the Lease and Landlord shall not, within sixty (60) days of receipt of such offer have accepted the same, Landlord agrees to not unreasonably withhold its consent to a subletting of the demised premises or to an assignment of Tenant's interest in this Lease, as the case may be, by Tenant to a person, firm or corporation which, in Landlord's reasonable opinion, is (i) financially responsible and of good reputation, and (ii) is engaged in a business, the functional aspects of which, with respect to the premises, are substantially similar to the use of other premises made by other retail tenant(s) in the Building. Notwithstanding anything to the contrary in the foregoing contained:

            1. If Tenant is in default of its obligations under the Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a "reasonable" reason for Landlord withholding its consent to any proposed subletting or assignment; and

            2. If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred (100) days after the earlier of: (x) the expiration of said thirty-(30)-day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred (100) day period unless Tenant again offers, in accordance with this Paragraph A, to terminate the Lease. If Tenant shall make any subsequent offers to terminate the Lease pursuant to this Paragraph A any such subsequent offer shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the Lease pursuant to this Paragraph A, provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be thirty (30) days.

      B. Notwithstanding anything to the contrary herein contained, Tenant shall have no rights, under Paragraph A of this ARTICLE IX prior to the date thirty-six (36) months after the Commencement Date. Without limiting the foregoing, Tenant shall have no right to give Landlord a written notice offering to terminate or suspend the term of the Lease pursuant to this ARTICLE IX prior to the date thirty-six (36) months after the Commencement Date.

      C. No subletting or assignment shall ever relieve Tenant of its primary obligation as party-Tenant hereunder.

      D. If the rent and other sums and all considerations received by Tenant on account of a sublease or assignment of the demised premises or of Tenant's interest therein, as the case may be, exceed the Yearly Rent and other charges allocable to the space subject to the sublease, Tenant shall pay to Landlord, as an additional charge, fifty (50%) percent of such excess, monthly as received by Tenant, less Tenant's reasonable expense incurred in respect of such sublease or assignment including brokerage commissions to a licensed real estate broker, advertising and reasonable attorneys fees.

      Section 9.2. In the event that Tenant desires to sublet or assign less than all or substantially all of the premises demised to Tenant, Tenant shall have the right, with Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, but without offering to terminate or suspend the Lease, in accordance with Section 9.2 of this ARTICLE IX, to sublet such portion of the premises to a person, firm or corporation which, in Landlord's reasonable opinion, satisfies the requirements of clauses (i) and (ii) of Paragraph A of Section 9.2 of this
ARTICLE IX.

      Section 9.3. Tenant shall have the right, without obtaining Landlord's consent, to allow an Affiliated Entity, as hereinafter defined, to utilize the premises in accordance with ARTICLE VIII, so long as such entity remains in such relationship to Tenant. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

      Section 9.4. Tenant shall have the right, without obtaining Landlord's consent, to allow a stockbroker, mutual fund sales agent, insurance or real estate broker, or the like to utilize desk space for activities which have been approved by the state and/or federal regulatory agencies for a regulated banking corporation.

                                    ARTICLE X

                          Maintenance of Building, Etc.

      Section 10.1.

      (a) Other than as provided below in this Section, Landlord agrees to keep in good order, condition, and repair, the exterior (except glass and glass windows and the so-called store front, irrespective of which party installed the same), roof, foundations, and structural portions of the Building, except for any damage thereto caused by any act or negligence of Tenant, its employees, agents, licensees, or contractors. Landlord shall not be responsible to make any other improvements or repairs of any kind upon the demised premises, but this paragraph is not intended to refer to damage by fire or other insured risk to the demised premises, provision for which is hereafter made.

      (b) If Landlord shall fail to comply with any of its repair and maintenance obligations under this Article X for ten (10) business days after notice from Tenant of the need therefor, then Tenant shall have the right, at its option, to cure such breach at Landlord's expense, provided, however, that prior to taking such action Tenant shall have given Landlord notice of its intention so to proceed, which notice shall be received by Landlord at least 72 hours before Tenant begins such cure. Landlord agrees to reimburse Tenant for all reasonable costs and expenses incurred as a result thereof together with interest at the highest rate legally permitted in Massachusetts, upon demand. Landlord shall have similar rights in the event that Tenant shall fail to comply with its repair and maintenance obligations under this Lease, but Tenant shall grant Landlord similar time periods to cure any such defaults.

      Section 10.2. Except as specifically herein otherwise provided, Tenant agrees that from and after the date that possession of the demised premises is delivered to Tenant and until the end of the term hereof, it will keep neat and clean and maintain in good order, condition and repair, the demised premises and every part thereof, including, without limitation, the store front and the exterior and interior portions of all doors, windows, plate glass and showcases surrounding the demised premises, all plumbing and sewage facilities within the demised premises, fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted), and all wiring, electrical systems, mechanical systems, interior building appliances, and similar equipment serving the premises. Tenant shall, at Tenant's expense, repaint, refurbish, and remodel the demised premises and any part and portion thereof from time to time to assure that the same are kept in a first-class, tenantable, and attractive condition throughout the term of this Lease. There is excepted from this paragraph, however, damage to such portions of the demised premises originally constructed by Landlord as is caused by those hazards which are covered by the policies of fire insurance with extended coverage endorsements carried by Landlord and described in ARTICLE XIII hereof. Tenant further agrees that the demised premises shall be kept in a clean, sanitary and safe condition in accordance with the laws of the Commonwealth of Massachusetts and ordinances of the County and Municipality wherein the demised premises are located, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector, and other proper officers of the governmental agencies having jurisdiction thereover. Tenant shall not permit or commit any waste.

      Section 10.3. Tenant shall not make any alterations, improvements and/or additions to the demised premises without first obtaining, in each instance, the written consent of the Landlord, which consent Landlord agrees will not be unreasonably withheld, except that Tenant may make non-structural alterations to the interior costing not more than Ten Thousand ($10,000.00) Dollars, upon condition that such alterations shall be made in accordance with all applicable laws and in a good and first-class, workmanlike manner and provided that such alterations, improvements and/or additions shall not, upon completion thereof, materially, adversely affect any of the Building's systems. Any and all alterations, additions, improvements, and fixtures which may be made or installed by either Landlord or Tenant upon the demised premises and which in any manner are attached to the floors, walls or ceilings (including, without limitation, any linoleum or other floor covering of similar character which may be cemented or otherwise adhesively affixed to the floor) shall remain upon the demised premises, and at the termination of this Lease shall be surrendered with the premises as a part thereof without disturbance, molestation or injury. However, the usual trade fixtures and furniture which may be installed in the demised premises prior to or during the term hereof at the cost of Tenant may be removed by Tenant from the demised premises upon the termination of this Lease if, but only if, Tenant is not then in default hereunder. Further, Tenant covenants and agrees, at its own cost and expense, to repair any and all damage to the demised premises resulting from or caused by such removal. In no event shall Tenant be entitled to remove any heating, ventilating, or air-conditioning equipment.

                                   ARTICLE XI

                    Indemnity and Public Liability Insurance

      Section 11.1. Tenant agrees to indemnify and save harmless the Landlord from and against all claims of whatever nature arising from any act, omission or negligence of the Tenant, or Tenant's contractors, invitees, licensees, agents, servants, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person occurring during the term hereof in or about the Tenant's demised premises, or arising from any accident, injury or damage occurring outside of the demised premises but within the Building or shopping center, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's licensees, invitees, agents or employees. This indemnity and hold-harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

      Section 11.2. Tenant agrees to maintain in full force during the term hereof and during any fixturing period prior to the term hereof a policy of public liability and property damage insurance under which the Landlord and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord harmless from and against all costs, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages mentioned in Section 11.1 of this ARTICLE XI. Each such policy shall be noncancellable with respect to the Landlord without ten (10) days' prior written notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. The minimum limits of liability of such insurance shall be One Million ($1,000,000.00) Dollars single limit for injury or death and damage to property.

      Section 11.3. Tenant agrees to use and occupy the demised premises and to use such other portions of the development as it is herein given the right to use at its own risk; and that Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the term hereof and, if permission is given to Tenant to install fixtures prior to the commencement of the term hereof, then prior to such commencement as well.

      Section 11.4. Tenant agrees that Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the premises demised hereunder or any other part of the Building, shopping center, or otherwise, or for any loss or damage resulting to the Tenant or those claiming by, through or under Tenant, or its or their property, from the bursting, stopping or leaking of water, gas, sewer or steam pipes.

      Section 11.5. The foregoing provisions of this ARTICLE XI (as well as any other provisions dealing with indemnity and the like by the Tenant of the Landlord) shall be deemed to be modified in each case by the insertion in the appropriate place of the ", to the extent permitted by applicable law;" language: "except as otherwise provided in Mass. G.L. Ter. Ed., but in no event shall Landlord at any time ever be liable for consequential damages.

                                   ARTICLE XII

                          Landlord's Access to Premises

      Section 12.1. Landlord and his designees shall have the right to enter upon the demised premises at all reasonable hours for the purpose of inspecting or making repairs to the same. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required so to do) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord as rent the cost thereof, and if it shall default in such payment, Landlord shall have the remedies provided in ARTICLE XVII hereof for the non-payment of rent.

      Section 12.2. For a period commencing nine (9) months prior to the termination of this Lease, Landlord may have reasonable access to the premises herein demised for the purpose of exhibiting the same to prospective tenants.

                                  ARTICLE XIII

                                    Insurance

      Section 13.1. Landlord shall keep the structural portions of the Building (i.e., excluding Tenant's leasehold improvements and betterments, installations, work, equipment, contents, etc.) insured against loss or damage by fire, with the usual so-called "replacement value" extended coverage endorsements and such other insurance as the then holder of the first mortgage which includes the structural portions of the Building shall require, in amounts not less than eighty (80%) percent of the full insurable value thereof above foundation walls.

      Section 13.2. Tenant agrees that it shall keep the demised premises including, without limitation, its installations, work, contents, fixtures, merchandise, equipment, leasehold betterments and improvements, insured to total replacement cost against loss or damage by fire with the usual extended coverage endorsements. It is understood and agreed that Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise.

      Section 13.3. Insofar as and to the extent that the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the written request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section shall be deemed to modify or otherwise effect releases elsewhere herein contained of either party for claims.

      Section 13.4. Tenant covenants and agrees that it will not do or permit anything to be done in or upon the demised premises or bring in anything or keep anything therein, which shall increase the rate of insurance on the demised premises or on any other portion of the shopping center or Building above the standard rate on said premises and Building with a store of the type described in Section 8.1 of ARTICLE VIII located in the demised premises; and Tenant further agrees that in the event it shall do any of the foregoing, it will promptly pay to Landlord on demand any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

                                   ARTICLE XIV

                                  Damage Clause

      Section 14.1. In case during the term hereof the demised premises shall be partially damaged (as distinguished from "substantially damaged", as that term is hereinafter defined) by fire or other casualty, Landlord shall forthwith proceed to repair such damage and restore the Building structure and exterior walls, to substantially their condition at the time of such damage, but Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control, and Tenant shall forthwith proceed to restore all interior portions of the premises and all systems serving the same (i.e., Tenant's leasehold improvements and betterments) and replace its own equipment, etc.

      Section 14.2. In case during the term hereof the demised premises shall be substantially damaged or destroyed by fire or other casualty, the risk of which is covered by Landlord's insurance and the cost of which is wholly paid by Landlord's insurance, this Lease shall, except as hereinafter provided, remain in full force and effect, and Landlord shall, proceeding with all reasonable dispatch, repair or rebuild the Building structure and exterior walls, to substantially their condition at the time of such damage or destruction (subject, however, to zoning laws and building codes then in existence), but Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control. In case of substantial damage or destruction, as a result of a risk which is not covered by Landlord's insurance or which is otherwise not wholly paid for less a usual deductible by Landlord's insurance, Landlord shall likewise be obligated to rebuild the demised premises, all as aforesaid, unless Landlord within sixty (60) days after the occurrence of such event gives written notice to Tenant of Landlord's election to terminate this Lease; and upon the giving of such notice this Lease shall terminate in accordance with the terms thereof. Tenant shall insure and repair and replace all interior portions of the premises and all systems serving the same (i.e., Tenant's Leasehold improvements and betterments) and replace its own equipment, etc.

      Section 14.3. However, if the demised premises shall be substantially damaged or destroyed by fire, windstorm, or otherwise within the last thirty-six
(36) months of the term of this Lease and Tenant shall not exercise its option to extend the term hereof within thirty (30) days after such damage or destruction, then either party shall have the right to terminate this Lease, provided that notice thereof is given to the other party not sooner than thirty
(30) nor later than sixty (60) days
after such damange or destruction. If said right of termination is exercised, this Lease and the term hereof shall cease and come to an end as of the date of said damage or destruction.

      Section 14.4. In the event that the provisions of Section 14.1 or Section
14.2 of this ARTICLE XIV shall become applicable, the Yearly Rent, and the pro rata charges specified in Section 5.2 of ARTICLE V of this Lease, shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the demised premises, having regard to the extent to which Tenant may be required to discontinue its business in the demised premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do. In the event of termination of this lease pursuant to this ARTICLE XIV, this Lease and the term hereof shall cease and come to an end as of the date of notice of such termination.

      Section 14.5. The terms "substantially damaged" and "substantial damage", as used in this Article, shall have reference to damage of such a character as cannot reasonably be expected to be repaired or the premises restored within ninety (90) days from the time that such repair or restoration work would be commenced.

                                   ARTICLE XV

                                 Eminent Domain

      Section 15.1.

      A. In the event that during the term of this Lease the premises or any part thereof, or the use or possession thereof, is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use, this Lease and the term hereby granted shall terminate and expire on the date when possession shall be taken by the condemnor, and rent and all other charges payable hereunder shall be apportioned and paid in full up to that date and all prepaid unearned rent and all other charges payable hereunder shall forthwith be repaid by Landlord to the Tenant and neither the Landlord, nor the Tenant shall be liable to the other for rent and all other charges payable hereunder, damage or otherwise, for, or by reason of any matter or thing occurring thereafter; provided, however, that if a part only of the premises shall be so taken or condemned, and, in Tenant's reasonable opinion, the remaining portion of the premises shall be adequate and suitable for use by it or its subtenant for the purposes of its business, then this Lease shall continue in full force and effect except that the fixed rent and all other charges payable hereunder shall be reduced in the proportion that the gross floor area of the part so taken or condemned shall bear to the total gross floor area of the premises immediately prior to such taking. In such case, the Landlord shall, at the Landlord's own expense, as speedily as circumstances permit, repair all damage to the structural portions of the Building, as shall have been caused by such partial condemnation and taking. The fixed rent and other charges payable hereunder shall abate until the Building shall have been restored to a tenantable condition including a reasonable period for Tenant to refixture and restock the premises. The Tenant hereby waives all rights in condemnation awards, except separate awards for Tenant's fixtures and equipment and separate awards which may be made for Tenant's relocation expenses and the like and hereby assigns to Landlord any other condemnation awards, compensation and damages in respect of a taking of the shopping center or premises.

      B. Notwithstanding the foregoing, in order to provide for the recapture by Tenant of a portion of its costs of renovating its premises for use as a retail banking facility, the parties have agreed and do hereby agree as follows:

      "Award Balance" shall be the amount, if any, by which the total compensation and damages awarded in respect of a taking exceed the sum of the portion allocable to the land on which the Building is situated and all amounts payable in the event of any such taking (to other than Landlord, or entities or persons controlled by or controlling Landlord) to institutional lessors of ground leases and holders of institutional mortgages which may now or hereafter be placed on, encumber or affect the real property of which the premises are a part, or any part of such real property.

      "Area Ratio" shall be a fraction having as numerator the number of square feet of Total Rentable Area of the premises as of the date of such taking and as denominator the Total Rentable Area of the Building as of such date, namely 37.09%.

      "Premises Award Balance" shall be that amount of the Award Balance allocable to the premises determined by multiplying the Award Balance by the Area Ratio.

      "Tenant's Improvements" shall be the unamortized (i.e., undepreciated) portion of the cost of Tenant's alterations, additions, installations and improvements which Tenant has no right to remove under this Lease as shown on Tenant's Federal income tax returns.

      "Building Value" shall be the fair market value of the Building at the time of such taking.

      "Premises Value" shall be the product of Area Ratio multiplied by Building Value.

      Tenant shall be entitled to receive out of the Award Balance the amount of Tenant's Improvements, provided, however, that if the sum of Tenant's Improvements and Premises Value exceeds the Premises Award Balance, then Tenant's Improvements and Premises Value shall each be proportionately reduced to an amount which, when added together, shall equal the Premises Award Balance; and, in such event, Tenant shall be entitled to receive out of the Award Balance the amount of Tenant's Improvements as so reduced.

                                   ARTICLE XVI

                                  Other Stores

      [Intentionally Omitted]

                                  ARTICLE XVII

                               Landlord's Remedies

      Section 17.1. It is covenanted and agreed that if the Tenant shall neglect or fail to perform or observe any of the covenants, terms, provisions or conditions contained in this Lease and on its part to be performed or observed within thirty (30) days after notice of default, or such additional time as is reasonably required to correct any such default (except for payment of Yearly Rent or other charges in which case said period of notice shall be ten (10)
days), or if the estate hereby created shall be taken on execution or by other process of law, or if any assignment shall be made of the property of the Tenant for the benefit of creditors, then, and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, terminate this Lease by notice to Tenant or, and without demand or notice, enter into and upon the demised premises or any part thereof in the name of the whole and repossess the same as of his former estate, and expel the Tenant and those claiming through or under it and remove its or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, this Lease shall terminate; and Tenant covenants and agrees, notwithstanding any entry or reentry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if the Landlord had not entered or re-entered, as aforesaid, and whether the demised premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof, but in the event the demised premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the demised premises (including, without limitation, remodelling costs, brokerage and legal fees, and the like), and in collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant will, upon such termination, pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the lease term if the lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the premises for the balance of the term.

      If this Lease shall be guaranteed on behalf of the Tenant, all of the foregoing provisions with respect to the Tenant, etc. shall be deemed to read:
"the Tenant or the guarantor hereof".

      Section 17.2. The Landlord shall in no event be in default in the performance of any of his obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct or to commence and diligently pursue connection of any such default after notice by Tenant to Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

      Further, if the holder of a mortgage which includes the demised premises, notifies the Tenant that such holder has taken over the Landlord's rights under this Lease, Tenant shall not assert any prior rights or any monetary claim against such mortgagee but shall look solely to the Landlord for satisfaction of such claim.

                                  ARTICLE XVIII

                            Miscellaneous Provisions

      Section 18.1. Waiver

      (a) Failure on the part of the Landlord to complain of any action or non-action on the part of the Tenant, no matter how long the same may continue, shall never be deemed to be a waiver by the Landlord of any of his rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by the Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

      (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by

Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

      Section 18.2. Covenant of Quiet Enjoyment, Etc.

      Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, and subject to encumbrances of record shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of the Landlord's interest hereunder. In addition, Tenant specifically agrees to look solely to Landlord's interest in the Building for recovery of any judgment from Landlord; it being specifically agreed that neither the Landlord nor anyone claiming under the Landlord shall ever be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that the Tenant might otherwise have to obtain injunctive relief against the Landlord or Landlord's successors in interest, or any other action not involving the personal liability of the Landlord or anyone claiming under Landlord, to respond in monetary damages from their assets other than their interest in this shopping center. It is further understood and agreed that with respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from so doing by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, of failure to supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such services, or unavailability of fuel or because of war or other emergency, or for any cause beyond the Landlord's reasonable control, or for any cause due to any act or neglect of the Tenant or its servants, agents, employees, invitees, licensees, or any person claiming by, through or under the Tenant, or any termination for any reason of Landlord's occupancy of the premises from which the service is being supplied by Landlord, and in no event shall the Landlord ever be liable to Tenant for any indirect or consequential damages.

      Section 18.3. Status Report.

      Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the demised premises or the Building, or to Tenant, as the case may be, a statement on the status of any matter pertaining to this Lease, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

      Section 18.4. Notice to Mortgagee.

      After receiving written notice from any person, firm, or other entity, that it holds a mortgage (which term shall include a deed of trust) which includes as part of the mortgaged premises the demised premises, Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to Landlord under the terms of this Lease, but such notice may be given by Tenant to Landlord and such holder concurrently. It is further agreed that such holder shall have the same opportunity to cure any default, and the same time within which to effect such curing, as is available to Landlord; and if necessary to cure such a default, such holder shall have access to the demised premises.

      Section 18.5. Assignment of Rents.

      With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of the first mortgage or deed of trust on the demised premises, Tenant agrees:

      (a) that the execution thereof by Landlord, and the acceptance thereof by such holder, shall never be deemed an assumption by such holder of any of the obligations of the Landlord hereunder, unless such holder shall, by written notice sent to Tenant specifically otherwise elect; and

      (b) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage or deed of trust and the taking of possession of the demised premises by such holder.

      Section 18.6. Mechanic's Liens.

      Tenant agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's, or other lien against the demised premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for the Tenant in, upon or about the demised premises.

      Section 18.7. No Brokerage.

      Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Richard P. Quincy; and in the event of any brokerage claims against Landlord predicated upon prior dealings with the Tenant named herein, Tenant agrees to defend the same and indemnify the Landlord against any such claim other than by said Richard P. Quincy.

      Section 18.8. Invalidity of Particular Provisions.

      If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      Section 18.9. Provisions Binding, Etc.

      Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Landlord and the Tenant. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to qualify, negate or diminish the prohibition against assignment by Tenant under the provisions of ARTICLE IX hereof.

      Section 18.10. Governing Law.

      This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

      Section 18.11. Recording.

      Tenant agrees not to record the within Lease, but each party hereto agrees, on request of the other, to execute a Notice of Lease in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to Landlord's attorney. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease, and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

      Section 18.12. Notices.

      Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to Landlord or to Tenant, the same shall be in writing and shall be sent by registered or certified mail, postage prepaid to the addresses shown in Article I - Basic Lease Provisions, or to such other address or addresses as may from time to time hereafter be designated by Landlord or Tenant.

      Section 18.13. When Lease Becomes Binding.

      Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in Connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the demised premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof,

      Section 18.14. Paragraph Headings.

      The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

      Section 18.15. Lease Superior or Subordinate to Mortgage.

      It is agreed that the rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgages or deeds of trust that may hereafter be placed upon the development, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or deeds of trust shall elect by written notice delivered to Tenant to subject and subordinate the rights and interest of the Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default, that any mortgagee or trustee may elect to give the rights and interest of the Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election, and upon notification by such mortgagee or trustee to Tenant to that effect, the rights and interest of the Tenant under this lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do.

      WITNESS the execution hereof under seal in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes as of the day and year first above written.


                                          (LANDLORD)

                                          /s/ Ethel V. Slawsby
                                          ------------------------------
                                          Ethel V. Slawsby
                                          Date Signed:    1/9/87
                                                       -----------------

                                          (TENANT)

                                          THE HIBERNIA SAVINGS BANK

                                          BY: Mark A. Osborne  President
                                              --------------------------
                                              (Name)             (Title)

                                          Hereunto Duly Authorized

                                          Date Signed:  12/27/86
                                                       -----------------

                                  EXHIBIT "A"
                                   Lease Plan

                                     [MAP]

       A. Fair Market Rental Value

      A. "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for new leases then currently being negotiated or executed in comparable space located in the Building is a part or if no new leases are then currently being negotiated or executed in such Building, the Fair Market Rental Value shall be determined by reference to new leases then currently being negotiated or executed for comparable space located elsewhere in similar retail street-level store-front properties in the general trading area of the demised premises. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of Building, and services provided by the Landlord.

      B. Dispute as to Fair Market Rental Value

      Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30)days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be an office building owner, a real estate counsellor or a broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial real estate arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The costs and expenses of such arbitration hereunder and its apportionment between the parties shall be determined by the arbitrator in his award or decision. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

                                  EXHIBIT "C"

                           Premises Clean-up Details

      The Landlord covenants and agrees that, throughout the term of this Lease and any renewal thereof, it will not lease any space in the Building or in the shopping center, as now constructed or as enlarged or altered at any time in the future, or permit the use or occupancy of any such space, for a health and beauty aid store, a drug store, and/or a pharmacy prescription department, except the premises hereby demised.

      It is understood and agreed that the provisions of this Exhibit D shall not affect any other tenants in the Building or in the shopping center who may sell health and beauty aids as an incidental part of their business, provided, however in no event shall any other tenant in the Building or in the shopping center be permitted to operate a health and beauty aids store (being defined as a store which devotes a third or more of its retail selling space to the display and sale of health and beauty aids, cosmetics, vitamins and over-the-counter pharmaceuticals) or to operate a drug store and/or a pharmacy prescription department.

      Landlord further warrants and agrees that in no event shall it lease or permit the use or occupancy of any space in the Building or in the shopping center for the primary purpose of (i) a greeting card store, or (ii) a candy store, however, nothing in this paragraph shall be deemed to affect other tenants in the Building or in the shopping center who may sell candy or greeting cards as an incidental part of their business.

      Should the Landlord or any of its officers, directors/trustees, individual members or partners, as the case may be, acquire any interest in any land immediately adjacent to the shopping center, during the term of this Lease and any renewals thereof, the Landlord warrants and agrees that it shall not allow any of the premises on such land to be leased or to be used for the purpose of a health and beauty aids store, a drug store, and/or a pharmacy prescription department.

USE RESTRICTIONS -

      Landlord warrants that throughout the term of this Lease and any renewals thereof, it will not lease any space in the Building or in the shopping center or allow any such space to be used for the purpose of (i) a pinball, video game or any form of entertainment arcade (ii) a gambling or betting office (iii) a massage parlor (iv) a cinema or bookstore selling or exhibiting material of a pornographic or adult nature. Tenant warrants and agrees that in no event and notwithstanding anything in this Lease to the contrary, shall its premises be used for the purposes enumerated above.


                                      -32-